Exhibit 10.23
EXECUTIVE EMPLOYMENT AGREEMENT

Executive Employment Agreement between Gran Tierra Energy Colombia Ltd., a Utah partnership (the “Partnership”), Gran Tierra Energy Inc., a Nevada corporation (“Gran Tierra”), Gran Tierra Energy Cayman Islands Inc., a Cayman Islands company (“GTE Cayman”), and Julian Antonio Garcia Salcedo (the “Executive”, collectively with the Partnership, GTE Cayman and Gran Tierra, the “Parties”). The Partnership and GTE Cayman are subsidiaries of Gran Tierra.

Recitals:

A.	The Executive has specialized knowledge skills and experience which are valuable to the ongoing success of the business.

B.	The Partnership and Gran Tierra wish to secure the services of the Executive for the position of President of the Partnership.

C.	The Parties wish to set forth their entire understanding and agreement with respect to the subject matter with this Executive Employment Agreement (the “Agreement”).

Therefore, the Parties agree as follows:

ARTICLE 1
DUTIES AND RESPONSIBILITIES

1.1           Position

The Partnership appoints the Executive to the position of President of Gran Tierra Energy Colombia and the Executive shall perform the duties and responsibilities set out in Schedule “A” to this Agreement as well as those duties reasonably assigned to the Executive by the Board of Directors of Gran Tierra (the “Board”) or the Board of Directors of GTE Cayman. The Parties agree that the relationship between the Partnership and the Executive created by this Agreement is that of employer and employee.

1.2           Other Engagements

The Executive shall not engage in any other business, profession or occupation which would conflict with the performance of his duties and responsibilities under this Agreement, either directly or indirectly, including accepting appointments to the boards of other companies without the prior written consent of the Board.

1.3           Reassignment and Cooperation

The Executive shall not be reassigned to another position within the Partnership itself, or to a position within another subsidiary or Gran Tierra, or other affiliated or related corporate entity (a “Member Company” or “Member Companies”) and the Executive’s duties, responsibilities, title, reporting lines and location of employment will not be altered unless the Executive agrees to such reassignment or alteration. The Executive may be appointed as the manager of Argosy Energy LLC, the general partner of the Partnership. The Partnership will use reasonable efforts to efficiently structure, and assist the Executive’s compliance with, applicable payroll, labor, tax, social security legal requirements and the Partnership may cause its Colombian branch to execute employment contracts with the Executive, as needed for this purpose.

1.4           Travel

The Executive shall be available for such business related travel as may be required for the purposes of carrying out the Executive’s duties and responsibilities. The Executive shall be entitled to fly business class for international flights and shall use economy for domestic travel. The Executive will be entitled to choose suitable accommodations when traveling on the Partnership’s or Gran Tierra’s business.

ARTICLE 2
TERM OF EMPLOYMENT

The Executive’s employment with the Partnership is for no specified duration and constitutes at-will employment. The Executive’s employment may be terminated at any time by either the Partnership or the Executive, subject to the provisions of Article 9.

ARTICLE 3
BASE SALARY

The Executive will be paid an annual salary in the amount of $600,000,000 Colombian pesos, subject to required withholdings (the “Base Salary”). The Executive’s Base Salary will be payable in accordance with Partnership practices and procedures as they may exist from time to time. Base Salary will be reviewed and may be increased on an annual basis by the Partnership, with input from the Executive.

ARTICLE 4
BONUS

4.1           Bonus Eligibility

The Executive shall be eligible to receive an annual bonus payment in addition to Base Salary and other compensation for each year of the Executive’s employment. The bonus target is 60% of the Executive’s base salary and the actual amount will be determined by the Board annually.

4.2           Bonus Payment

The Bonus shall be payable within sixty (60) days of the end of the fiscal year, and will based upon the Executive’s performance, the performance of Gran Tierra Energy Colombia and the performance of Gran Tierra Energy Inc. during the preceding year.

ARTICLE 5
BENEFITS

The Executive shall be entitled to participate in and to receive all rights and benefits under any life insurance, disability, medical, dental, health and accident plans maintained by Gran Tierra for the Partnership’s employees and for its executives. The Partnership will continue to pay the Executive’s Base Salary in the event the Executive becomes disabled until such time the Executive begins to receive long-term disability insurance benefits.

ARTICLE 6
VACATION

The Executive will be entitled to four weeks of paid vacation per year. Payment of all vacation pay will be at Base Salary. The Executive will arrange vacation time to suit the essential business needs of the Partnership, GTE Cayman and Gran Tierra. Unused vacation entitlement will be carried over into the following calendar year to a maximum entitlement of six weeks in any one year. On leaving the employment of the Partnership for whatever reason, the Partnership will compensate the Executive for any accrued but unused vacation entitlement based upon the Executive’s then current Base Salary.

ARTICLE 7
STOCK OPTIONS

The Executive will be provided an initial stock options grant of 300,000 shares of the common stock of Gran Tierra, in accordance with the terms and conditions of the 2007 Gran Tierra Energy Equity Incentive Plan. The stock options will be priced in accordance with the terms of the plan on the first date of employment of the Executive with the Partnership. The Executive will be eligible to participate in applicable future stock option plans and/or incentive award plans created by Gran Tierra in accordance with their terms and conditions.

ARTICLE 8
PERQUISITES AND EXPENSES

The Partnership recognizes that the Executive will incur expenses in the performance of the Executive’s duties. The Partnership shall reimburse the Executive for any reasonable out of pocket expenses incurred in the course of employment.

8.1           Partnership Vehicle and Driver

The Executive shall be entitled to a suitable Partnership vehicle and a dedicated driver. All operating costs of the vehicle and the compensation for the driver will be paid by the Partnership.

8.2           Second Car Allowance

The executive shall be entitled to a second car allowance of $1,000,000 Colombian pesos a month subject to all statutory deductions.

8.3           Recreation or Golf Club Membership

The Executive shall be eligible for membership at a suitable recreation of golf club in Bogota. The Partnership will approve the club selected by the Executive and pay for the cost of the membership and reasonable expenses of the club.

ARTICLE 9
TERMINATION OF EMPLOYMENT

9.1           Termination Without Notice

This Agreement and the Executive’s employment with Partnership may be terminated, without Partnership being obligated to provide the Executive with advance notice of termination or pay in lieu of such notice, whether under contract, statute, common law or otherwise, in the following circumstances:

(a)           Voluntary Resignation

In the event the Executive voluntarily resigns, except where the Executive resigns for Good Reason as provided for in this Agreement, the Executive will give a minimum of ninety (90) days’ advance written notice to the Partnership and Gran Tierra. The Executive will not be entitled to receive any further compensation or benefits whatsoever other than those which have accrued up to the Executive’s last day of active service with the Partnership. The Partnership may, at its discretion, waive in whole or in part such notice with payment in lieu to the Executive;

(b)           Cause

“Cause” is defined as any of the following:

(a)           conviction of, or plea of nolo contendere to, a felony;

(b)           participation in a fraud against the Partnership;

(c)           participation in an act of dishonesty against the Partnership intended to result in the Executive’s personal enrichment;

(d)           willful material breach of the Partnership’s written policies;

(e)           intentional significant damage to the Partnership’s property by the Executive;

(f)           material breach of this Agreement; or

(g)           conduct by the Executive that, in the good faith and reasonable determination of the Board, demonstrates gross unfitness to serve provided that in such event, the Partnership shall provide notice describing the nature of the gross unfitness and the Executive shall thereafter have ten (10) days to cure such gross unfitness if such gross unfitness is capable of being cured.

The Partnership may not terminate the employment of the Executive for Cause unless and until the Executive receives a copy of a resolution duly adopted by the affirmative vote of at least a majority of the Board finding that in the good faith opinion of the Board, that “Cause” exists and specifying the particulars thereof in reasonable detail.

9.2           Termination by Partnership without Cause

The Partnership may terminate the Executive’s employment without Cause at any time by providing the Executive with a separation package (the “Separation Package”) equal to one years’ Total Cash Compensation.

“Total Cash Compensation” is defined as the annualized amount of Base Salary plus Bonus Payment for the prior 12-month period.

The Separation Package shall be payable in a lump sum within thirty (30) days of termination.

9.3           Termination by the Executive for Good Reason

Should the Executive terminate his employment for Good Reason, as hereinafter defined, he shall receive the Separation Package set out in section 9.2. Failure of the Executive to terminate his employment on the occurrence of any event which would constitute Good Reason shall not constitute waiver of his right under this section 9.3. Notwithstanding the foregoing, Executive may terminate his employment for Good Reason so long as Executive tenders his resignation to the Partnership within thirty (30) days after the occurrence of the event that forms the basis for the resignation for Good Reason; provided, however, that Executive must provide written notice to the Partnership and Gran Tierra describing the nature of the event that Executive believes forms the basis for the resignation for Good Reason, and the Partnership and Gran Tierra shall thereafter have ten (10) days to cure such event.

“Good Reason” is defined as the occurrence of any of the following without the Executive’s express written consent:

(a)           adverse change in the Executive’s position, titles, duties or responsibilities or any failure to re-elect or re-appoint him to any such positions, titles, duties or offices, except in connection with the termination of his employment for Cause;

(b)           a reduction by the Partnership of the Executive’s Be Salary except to the extent that the annual base salaries of all other executive officers of the Partnership or Gran Tierra are similarly reduced or any change in the basis upon which the Executive’s annual compensation is determined or paid if the change is or will be adverse to the Executive except that an award of annual performance bonuses by Gran Tierra’s Compensation Committee (and approved by the Board) are discretionary and in no instance shall be considered adverse to Executive if such performance bonus is reduced from a prior year or if an annual performance bonus is not paid;

(c)           a Change Control (as defined below) of Gran Tierra occurs; or

(d)           any breach by the Partnership of any material provision of this Agreement.

A “Change in Control” is defined as:

(a)	a dissolution, liquidation or sale of all or substantially all of the assets of Gran Tierra;

(b)	a merger or consolidation in which Gran Tierra is not the surviving corporation;

(c)
a reverse merger in which Gran Tierra is the surviving corporation but the shares of Gran Tierra’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or

(d)
the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by Gran Tierra or any affiliate of Gran Tierra) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of Gran Tierra representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

ARTICLE 10
DIRECTORS/OFFICERS LIABILITY

10.1           Indemnity

Gran Tierra shall provide to the Executive indemnification in accordance with the Indemnification Agreement entered into between Gran Tierra and the Executive.

10.2           Insurance

(a)
Gran Tierra shall purchase and maintain, throughout the period during which the Executive acts as a director or officer of m Tierra or a Member Company and for a period of two years after the date that the Executive ceases to act as a director or officer of Gran Tierra or a Member Company, directors’ and officers’ liability insurance for the benefit of the Executive and the Executive’s heirs, executors, administrators and other legal representatives, such that the Executive’s insurance coverage is, at all times, at least equal to or better than any insurance coverage Gran Tierra purchases and maintains for the benefit of its then current directors and officers, from time to time.

(b)
If for any reason whatsoever, any directors’ and officers’ liability insurer asserts that the Executive or the Executive’s heirs, executors, administrators or other legal representatives are subject to a deductible under any existing or future directors’ and officers’ liability insurance purchased and maintained by Gran Tierra for the benefit of the Executive and the Executive’s heirs, executors, administrators and other legal representatives, Gran Tierra shall pay the deductible for and on behalf of the Executive or the Executive’s heirs, executors, administrators or other legal representatives, as the case may be.

10.3           Survival

The provisions of sections 10.1 and 10.2 of this Agreement shall survive the termination of this Agreement or the employment of the Executive with the Partnership and such provisions shall continue in full force and effect in accordance with such Indemnification Agreement and the provisions of this Agreement for the benefit of the Executive.

ARTICLE 11
NON-COMPETITION AND CONFIDENTIALITY

11.1           Non-Competition

The Executive recognizes and understands that in performing the duties and responsibilities of his employment as outlined in this Agreement, he will be a key employee of Partnership and will occupy a position of high fiduciary trust and confidence, pursuant to which he has developed and will develop and acquire wide experience and knowledge with respect to all aspects of the services and businesses carried on by Gran Tierra and its Member Companies and the manner in which such businesses are conducted. It is the expressed intent and agreement of the Executive and of Partnership that such knowledge and experience shall used solely and exclusively in the furtherance of the business interests of Gran Tierra and its Member Companies and not in any manner detrimental to them. The Executive therefore agrees that so long he is employed by the Partnership pursuant to this Agreement he shall not engage in any practice or business in competition with the business of Gran Tierra or any of its Member Companies.

11.2           Confidentiality

The Executive further recognizes and understands that in the performance of his employment duties and responsibilities outlined in this Agreement, he will be a key employee of the Partnership and will become knowledgeable, aware and possessed of all confidential and proprietary information, know-how, data, strategic studies, techniques, knowledge and other confidential information of every kind or character relating to or connected with the business or corporate affairs and operations of Gran Tierra and its Member Companies and includes, without limitation, geophysical studies and data, market data, engineering information, shareholder data, client lists, compensation rates and methods and personnel information (collectively “Confidential Information”) concerning the business of Gran Tierra and its Member Companies. The Executive therefore agrees that, except with the consent of the Board, he will not disclose such Confidential Information to any unauthorized persons so long as he is employed by Partnership pursuant to this Agreement and for a period of 24 months thereafter; provided that the foregoing shall not apply to any Confidential Information which is or becomes known to the public or to the competitors of Gran Tierra or its Member Companies other than by a breach of this Agreement.

11.3           Following Termination of Agreement

Subject to this provision and without otherwise restricting the fiduciary obligations imposed upon, or otherwise applicable to the Executive as a result of the Executive having been a senior officer and key employee of the Partnership, the Executive shall not be prohibited from obtaining employment with or otherwise forming or participating in a business competitive to the business of Gran Tierra and its Member Companies after termination of this Agreement and the Executive’s employment with the Partnership.

ARTICLE 12
CHANGES TO AGREEMENT; ASSIGNMENT

Any modifications or amendments to this Agreement must be in writing and signed by all parties or else they shall have no force and effect. Notwithstanding the foregoing, the Partnership may assign this agreement to Gran Tierra or any Member Company, without the consent of the Executive.

ARTICLE 13
ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and assigns, including without limitation, the Executive’s heirs, executors, administrators and personal representatives.

ARTICLE 14
GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

ARTICLE 15
NOTICES

15.1           Notice to Executive.

Any notice required or permitted to be given to the Executive shall be deemed to have been received if delivered personally to the Executive or sent by courier to the Executive’s home address last known to the Partnership.

15.2           Notice to Partnership or Gran Tierra.

Any notice required or permitted to be given to the Partnership or m Tierra shall be deemed to have been received if delivered personally to, sent by courier, or sent by facsimile to:

Gran Tierra Energy Inc.
300, 611-10th Avenue S.W.
Calgary, Alberta, Canada T2R 0B2
Fax: (403) 265-3242
Attn: President and Chief Executive Officer

ARTICLE 16
WITHHOLDING

All payments made by the Partnership to the Executive or for the benefit of the Executive shall be less applicable withholdings and deductions.

ARTICLE 17
INDEPENDENT LEGAL ADVICE

The Executive acknowledges that the Executive has been advised to obtain independent legal advice with respect to entering into this Agreement, that he has obtained such independent legal advice or has expressly deemed not to seek such advice, and that the Executive is entering into this Agreement with full knowledge of the contents hereof, of the Executive’s own free will and with full capacity and authority to do so.

IN WITNESS WHEREOF, the parties have executed this Agreement.

	Gran Tierra Energy Inc.		Gran Tierra Cayman Islands Inc., a Cayman Islands Company, for itself and for the Partnership as the general manager of GTE
By:	/s/Dana Coffield		Colombia Holdings LLC, the sole owner of
	Dana Coffield		Argosy Energy LLC, general partner of the
	Title: President and CEO		Partnership
Date: 13 Nov 09
		By:	/s/ Dana Coffield
Dana Coffield
Title: Director
Date: 13 Nov 09

	Executive		Witness

	/s/ Julian Garcia		/s/ Martin Eden
	Julian Antonio Garcia Salcedo		By: Martin Eden
	Date: 23 Nov 09		Date Nov 23, 2009